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Exhibit 23

                CONSENT OF INDEPENDENT PUBLIC
                         ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated December 12, 1994 (except with respect to the matter discussed in Note 13, as to which the date is January 19, 1995) with respect to certain financial statements of Quamco, Inc., included in the Form 8-K A, filed by Precision Castparts Corp. dated March 8, 1995.





DATE:  May 18, 1995                /s/ Arthur Andersen LLP
                                   _________________________
                                   Arthur Andersen LLP
                                   Boston, Massachusetts
                                   May 18, 1995
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